UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 6, 2006
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52105 (Commission File Number)	94-3030279 (IRS Employer Identification No.)

27422 Portola Parkway, Suite 350 Foothill Ranch, California (Address of Principal Executive Offices)	92610-2831 (Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          In the first quarter of 2002, Kaiser Aluminum Corporation (the “Company”), its subsidiary Kaiser Aluminum & Chemical Corporation (“KACC”) and certain of their affiliates filed petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), and in the first quarter of 2003, certain additional affiliates of the Company and KACC filed petitions for relief under chapter 11 of the Bankruptcy Code.
          On February 6, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Affiliates, as modified (the “Plan”). A summary of the material features of the Plan is contained in the Company’s Current Report on Form 8-K dated February 6, 2006 and filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2006 (the “Plan Confirmation Form 8-K”).
          On May 11, 2006, the District Court for the District of Delaware entered an order affirming the Confirmation Order and adopting the Bankruptcy Court’s findings of fact and conclusions of law regarding confirmation of the Plan. See the Company’s Current Report on Form 8-K dated May 11, 2006 and filed with the SEC on May 17, 2006.
          On July 6, 2006 (the “Effective Date”), the Plan became effective and was substantially consummated, whereupon the Company emerged from chapter 11. This is one of two Current Reports on Form 8-K filed by the Company with the SEC on the date hereof describing events relating to the consummation of the Plan. Unless otherwise noted, the events described below occurred on the Effective Date in connection with the consummation of the Plan.
Item 2.01 Completion of Acquisition or Disposition of Assets
          Pursuant to the Plan, on the Effective Date the following trusts were created:
•	a trust to assume the liabilities of KACC and its affiliates for all asbestos personal injury claims and to process and pay such claims (the “Asbestos PI Trust”);

•	a trust to assume the liabilities of KACC and its affiliates for all silica personal injury claims and to process and pay such claims (the “Silica PI Trust”);

•	a trust to assume the liabilities of KACC and its affiliates for all coal tar patch volatiles personal injury claims and to process and pay such claims (the “CTPV PI Trust”);

•	a trust to assume the liabilities of KACC and its affiliates for all noise-induced hearing loss personal injury claims and to process and pay such claims (together with the Asbestos PI Trust, the Silica PI Trust and the CTPV PI Trust, the “PI Trusts”); and

•	a trust to handle insurance coverage litigation and settlements and to provide funding to the PI Trusts (the “Funding Vehicle Trust”).
Pursuant to the Plan, immediately after the creation of the Funding Vehicle Trust and the PI Trusts on the Effective Date, certain assets of the Company and its affiliates were transferred to the Funding Vehicle Trust, the Asbestos PI Trust and the Silica PI Trust as follows:
•	$13 million in cash (less certain amounts advanced prior to the Effective Date) and the following insurance assets (the “PI Insurance Assets”) were transferred to the Funding Vehicle Trust: (a) rights to receive proceeds from specified insurance policies in respect of the personal injury claims referred to above (the “Channeled Personal Injury Claims”) and (b) the cash paid or to be paid pursuant to settlement agreements with certain insurance companies and allocable to the payment of such personal injury claims;

•	94% of the capital stock of a corporation, the assets of which are approximately 145 acres of real estate located in Louisiana and the rights as lessor under a lease agreement for such real property that produces modest rental income, was transferred to the Asbestos PI Trust; and

•	the remaining 6% of the capital stock of such corporation was transferred to the Silica PI Trust.
In addition to the foregoing, on the Effective Date the Asbestos PI Trust received 70.5% of a prepetition claim of Kaiser Finance Corporation, a former subsidiary of KACC which has been dissolved (“KFC”), against KACC in the amount of $1.106 billion and the Silica PI Trust received 4.5% of such claim. Such transfers were effected pursuant to the terms of the Plan and the Confirmation Order and the terms of a separate plan of liquidation for KFC and Kaiser Alumina Australia Corporation (“KAAC”), another former subsidiary of KACC which has been dissolved, and the confirmation order related thereto. For information regarding the plan of liquidation for KFC and KAAC, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and the Company’s Current Report on Form 8-K dated December 19, 2005 and filed with the SEC on December 23, 2005. For information regarding the anticipated ownership of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) by the Asbestos PI Trust, see Item 5.01 “Changes in Control of Registrant.”
          On the Effective Date, the PI Trusts assumed all liability and responsibility for the Channeled Personal Injury Claims and the Funding Vehicle Trust assumed all liability and responsibility for all premiums, deductibles, retrospective premium adjustments, reinsurance, security and collateral arrangements and other charges, costs, fees and expenses (if any) that become due to any insurer in connection with the pursuit and recovery of the PI Insurance Assets as a result of the Channeled Personal Injury Claims or trust expenses of the Funding Vehicle Trust or any PI Trust. As of the Effective Date, injunctions had been entered prohibiting any person from pursuing any Channeled Personal Injury Claims against the Company or any of its affiliates.
Item 3.02 Unregistered Sales of Equity Securities
          Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and state laws if three principal requirements are satisfied:
•	the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor or of a successor to the debtor under the plan of reorganization;

•	the recipients of the securities must hold claims against or interests in the debtor; and

•	the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.
Pursuant to the Plan, in reliance on the exemption provided by Section 1145(a)(1) of the Bankruptcy Code, on the Effective Date the Company issued 20.0 million shares of Common Stock for distribution to holders of claims against the Company and its debtor affiliates in accordance with the terms of the Plan without registration under the Securities Act.
Item 5.01 Changes in Control of Registrant
          Immediately prior to the Effective Date, a majority of the Company’s issued and outstanding common stock was owned by MAXXAM Inc. and one of its wholly owned subsidiaries. Pursuant to the Plan, all shares of the Company’s common stock issued and outstanding immediately prior to the Effective Date were cancelled without consideration. Pursuant to the Plan, on the Effective Date the Company issued 20.0 million shares of Common Stock for distribution in accordance with the terms of the Plan. After giving effect to sale transactions effected prior to the Effective Date in accordance with procedures approved by the Bankruptcy Court, on the Effective Date a trust that provides benefits for certain eligible retirees of KACC represented by the United Steelworkers of America, AFL-CIO, CLC, the International Union, United Automobile, Aerospace and Agricultural

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Implement Workers of America and its Local 1186, the International Association of Machinists and Aerospace Workers, the International Chemical Workers Union Council of the United Food & Commercial Workers, and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and their surviving spouses and eligible dependents received 8,809,900, or 44.0%, of the shares of Common Stock issued pursuant to the Plan. It is currently anticipated that the Asbestos PI Trust will ultimately receive approximately 1,199,171, or 6.0%, of the shares of Common Stock issued pursuant to the Plan; however, no assurance can be given that there will not be material variances between the number of shares of Common Stock that the Asbestos PI Trust is currently expected received and the number of shares it actually receives because the actual distributions to the Asbestos PI Trust will vary to the extent the ultimate aggregate amount of allowed general unsecured claims deviates from the current estimate of such claims. Based on information currently available to the Company, except as set forth above, no other person or entity is expected to receive more than 5% of the shares of Common Stock issued pursuant to the Plan.

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Vice President, Secretary and General Counsel

Date: July 6, 2006

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